SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 14, 2005
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) & (c)	On June 14, 2005, Synovus Financial Corp. (“Registrant”) announced that, at the July 20, 2005, meeting of the Board of Directors, Richard E. Anthony will be elected Chief Executive Officer and President and James H. Blanchard will be elected Chairman of the Board. Mr. Blanchard currently serves as Chief Executive Officer and Mr. Anthony currently serves as President and Chief Operating Officer of Registrant. Registrant also announced the retirement of Mr. Blanchard as an executive employee on or about October 26, 2006, at which time Mr. Anthony will assume the position of both Chairman and Chief Executive Officer.

Mr. Anthony, age 59, joined Registrant in 1992 when Registrant acquired First Commercial Bancshares, Inc., Birmingham, Alabama. Mr. Anthony served as President of Synovus Financial Corp. of Alabama from 1993 until 1995, when he was elected Vice Chairman of Registrant. Mr. Anthony was elected President and Chief Operating Officer of Registrant in October 2003. Mr. Anthony has served as a member of the Board of Directors of Registrant since 1993.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated herein by reference is the press release issued by Registrant on June 14, 2005 announcing certain changes in its management as discussed in Item 5.02 above. The information in Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Registrant’s press release dated June 14, 2005

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Registrant”)
Dated: June 14, 2005	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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